Exhibit 99.1

Gleacher & Company to Present at the
Sandler O’Neill 2012 Global Exchange and Brokerage Conference

NEW YORK — June 1, 2012 — Gleacher & Company, Inc. (Nasdaq: GLCH) today announced its participation in the Sandler O’Neill 2012 Global Exchange and Brokerage Conference on June 7, 2012 at The St. Regis Hotel in New York City.  Thomas Hughes, Chief Executive Officer, is currently scheduled to present at 3:30 p.m. (EDT).

The presentation will be webcast live and also available via audio conference. The webcast, as well as a copy of the Company’s presentation materials, will be available on June 7, 2012 directly through the Investor Relations portion of Gleacher & Company’s website at www.gleacher.com. The audio conference can be accessed on June 7, 2012 by dialing 877.253.8059 (domestic) or 832.445.1181 (international), participant passcode 1079263715#.

For those who cannot listen to the live webcast, the archived webcast will be available for 30 days following the event directly through Gleacher & Company’s website.

About Gleacher & Company, Inc.

Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis, as well as capital raising, research based investment analysis, and securities brokerage services, and through a subsidiary, engages in residential mortgage lending. For more information, please visit www.gleacher.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and demand for the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact

Gleacher & Company, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Thomas Hughes	Nick Lamplough / Brendan Riley
Chief Executive Officer	212.355.4449
212.273.7100